Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated October 29, 2012 to the Board of Directors of The Warnaco Group, Inc. (the “Company”), included in Annex B to the Proxy Statement/Prospectus, which forms a part of Amendment No. 1 to the Registration Statement on Form S-4 of PVH Corp., relating to the proposed merger of the Company and PVH Corp., and (ii) the description and references to such opinion in such Proxy Statement/Prospectus and to the references to our name contained therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

J.P. MORGAN SECURITIES LLC

By:	/s/ Jim Woolery
Name:	Jim Woolery
Title:	Managing Director

January 4, 2013